As filed with the Securities and Exchange Commission on March 9, 2005

                                                     Registration No. 333-123096

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                        NEWPORT INTERNATIONAL GROUP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

     DELAWARE                          7371                       23-3030650
 ----------------         ----------------------------         ----------------
 (State or Other          (Primary Standard Industrial         (I.R.S. Employer
 Jurisdiction of           Classification Code Number)          Identification
  Incorporation                                                     Number)
 or Organization)
                               73061 EL PASEO ROAD
                                    SUITE 202
                          PALM DESERT, CALIFORNIA 92260
                                 (760) 779-0251
               ---------------------------------------------------
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                MR. CERY B. PERLE
                        NEWPORT INTERNATIONAL GROUP, INC.
                            73061 EL PASO, SUITE 202
                          PALM DESERT, CALIFORNIA 92260
                                 (760) 779-0251
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with a copy to:
                            JAMES M. SCHNEIDER, ESQ.
                       SCHNEIDER WEINBERGER & BEILLY, LLP
                          2200 CORPORATE BOULEVARD N.W.
                                    SUITE 210
                            BOCA RATON, FLORIDA 33431
                            TELEPHONE (561) 362-9595
                            TELECOPIER (561) 362-9612

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                        CALCULATION OF REGISTRATION FEE
 _________________________________________________________________________________________________________________

 Title of each class                              Proposed maximum          Proposed maximum            Amount of
  of securities to           Amount to be          offering price          aggregate offering         registration
    be registered             registered             per unit(1)                  price                    fee
 _________________________________________________________________________________________________________________
 Common stock,
 par value $.001              20,384,066               $0.50                  $10,192,033                 $1,200
 _________________________________________________________________________________________________________________


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on February 28, 2005.

(2) For purposes of estimating the number of shares of the registrant's common stock to be included in this registration statement, the registrant includes 8,670,040 shares of our common stock which are presently outstanding, 5,206,257 shares of our common stock underlying convertible promissory notes, including 346,817 shares which may be issued as interest payments, 110,894 of common stock which we are obligated to issue as a filing penalty related to this registration statement, and 6,396,875 shares of our common stock underlying common stock purchase warrants. Pursuant to Rule 416, there are also being registered such additional number of shares as may be issuable as a result of the anti-dilution provisions of the note and warrants. Rule 416, however, does not apply to additional shares which may be issued as a result of the reset provisions in the notes and warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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
                                     PART II

         This Amendment No. 1 to the Registration Statement on Form SB-2 of Newport International Group, Inc. is being filed solely to file Exhibits 5.1 and
23.2 to such registration statement.

ITEM 27. EXHIBITS.

2.1      Acquisition Agreement and Plan of Merger(3)
2.2      Agreement and Plan of Merger(4)
3.1      Certificate of Incorporation(1)
3.2      By-Laws (1)
3.3      Certificate of Incorporation, as amended(2)
3.4      Certificate of Amendment to the Certificate of Incorporation(5)
3.5      Certificate of Amendment to the Certificate of Incorporation (9)
4.1      Form of 8% promissory note*
4.2      Form of 10% secured note (9)
4.3 Form of Investor Warrant to Purchase Common Stock issued with 8% promissory note *
4.4      Form of Common Stock Purchase Warrant issued with 10% secured note *
4.5 Form of Common Stock Purchase Warrant issued to Robinson Reed Inc. and First Capital Holdings International, Inc.*
4.6      Form of $0.75 Investor Warrant *
5.1      Opinion of Schneider, Weinberger & Beilly LLP **
10.1     2002 Stock Option and Stock Award Plan (7)
10.2     Lease for principal executive offices *
10.3     Stock Purchase Agreement with Langley Park Investments PLC (10)
10.4     Escrow Agreement with Langley Park *
10.5     Employment Agreement with Cery B. Perle *
10.6     Common Stock and Warrant Purchase Agreement dated as of
         August 27, 2004 (10)
10.7     Registration Rights Agreement dated as of August 27, 2004 (10)
10.8 Amendment No. 1 to Common Stock and Warrant Purchase Agreement dated as of November 2, 2004 (10)
10.9 Settlement Agreement and Release between Newport International Group, Inc., Robinson Reed, Inc., First Capital Holdings International, Inc., Continental Blue Limited and E-Holdings, Inc. *
10.10    Finder's Fee Agreement with E-Holdings, Inc. *
14.1 Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers *
16.1     Letter from Rachlin Cohen & Holtz LLP(6)
16.2     Letter from Berkovitz, Lago & Company, LLP (8)
21.1     Subsidiaries of the registrant *
23.1     Consent of Sherb & Co., LLP *
23.2     Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5) **
__________

*        previously filed
**       filed herewith

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

(1) Incorporated by reference to the Form 10-SB as filed with the SEC on May 10, 2000.
(2) Incorporated by reference to the Report on Form 8-K as filed with the SEC on February 5, 2001.
(3) Incorporated by reference to the Report on Form 8-K filed with the SEC on November 6, 2000.
(4) Incorporated by reference to the Report on Form 8-K filed with the SEC on February 13, 2004.
(5)      Incorporated by reference to the definitive Information Statement on
         Schedule 14C as filed with the SEC on November 14, 2003.
(6) Incorporated by reference to the Report on Form 8-K as filed with the SEC on June 3, 2003.
(7) Incorporated by reference to the registration statement on Form S-8 as filed with the SEC on August 8, 2004.
(8) Incorporated by reference to the Report on Form 8-K as filed with the SEC on December 16, 2004.
(9) Incorporated by reference to the quarterly report on Form 10-QSB for the three and six months ended June 30, 2004.
(10) Incorporated by reference to the quarterly report on Form 10-QSB for the three and nine months ended September 30, 2004.


                                   SIGNATURES

         In accordance with the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm Desert, State of California on March 9, 2005.


                Newport International Group, Inc.

                By: /s/ Cery B. Perle
                    -----------------
                Cery B. Perle, Chief Executive Officer, President, and Director, principal executive officer and principal accounting officer.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                         Title                          Date
      ---------                         -----                          ----

 /s/ Cery B. Perle        President, Chief Executive Officer,      March 9, 2005
 -----------------        director, principal executive officer
 Cery B. Perle            and principal accounting officer


 /s/ Edward L. Hagan      Secretary and director                   March 9, 2005
 -------------------
 Edward L. Hagan

 /s/ Richard Galterio     Director                                 March 9, 2005
 --------------------
 Richard Galterio


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